EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Codorus Valley Bancorp, Inc.
York, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 033-46171, No. 333-179179, No. 333-157145 and No. 333-192474) and Forms S-8 (No. 333-40532, No. 333-68410, No. 333-143682, No. 333-143683, No. 333-182800, and No. 333-182801) of Codorus Valley Bancorp, Inc. of our report dated March 25, 2014, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA LLP

Harrisburg, Pennsylvania
March 25, 2014

97

EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Codorus Valley Bancorp, Inc.
York, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 033-46171, No. 333-179179, No. 333-192474 and No. 333-157145) and Forms S-8 (No. 333-40532, No. 333-68410, No. 333-143682, No. 333-143683, No. 333-182800, and No. 333-182801) of Codorus Valley Bancorp, Inc. of our report dated March 28, 2013, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ ParenteBeard LLC

Allentown, Pennsylvania
March 25, 2014

98